JAMES N. BARBER
                                 Attorney at Law
                            Suite 100, Bank One Tower
                                50 West Broadway
                            Salt Lake City, UT 84101

Telephone: (801) 364-6500                                  Fax: (801) 364-3406
                            E-Mail: Barberjn@aol.com

                                 August 18, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re: Opinion and consent of Counsel with respect to registration statement on Form SB-2 for VoQal Communications, Inc.

Dear Sir or Madam:

          I have been requested to issue my opinion as to the legal status of shares of VoQal Communications, Inc. which are proposed to be issued pursuant to a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). I have, in connection with that request, examined the Articles of Incorporation and By-laws of VoQal Communications, a Nevada corporation, relevant resolutions of the Board of Directors of VoQaland reviewed a draft of the SB-2 registration statement. I have also reviewed other instruments as I have deemed necessary or appropriate to establish a basis for the opinions set forth herein and reviewed my findings with representatives of management. VoQal Communications proposes to register the 2,740,000 shares previously sold to individual investors for resale, and an additional 1,000,000 shares to be offered to the public at an offering price of $.25 per share


         Based upon my examination of relevant documents, it is my opinion that VoQal Communications is duly organized, validly existing and in good standing as a corporation under the laws of the State of Nevada. The 2,740,000 shares being registered for resale by existing stockholders are validly authorized and issued, fully paid and non-assessable common shares of VoQal in the hands of their present owners, and will remain fully paid when resold by those stockholders. The 1,000,000 shares being registered for sale to the public by VoQal will, when offered and sold by VoQal pursuant to the Company's



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Securities and Exchange Commission
August 18, 2005
Page 2


registration statement on Form SB-2 be duly and validly authorized and issued, fully paid, and non-assessable common shares of the corporation.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                              Sincerely,



                                              James N. Barber